Exhibit 99.1

SUBSCRIPTION AGREEMENT

Printing Components, Inc.
2795 Barton Street, East
Unit 5
Hamilton, Ontario
Canada L8E 2J8

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Printing Components, Inc. (the "Company") at a price of $0.25 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Herb Adams, Ms. Mary Kricfalusi and/or Mr. John Dow solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Adams, Ms. Kricfalusi, and Mr. Dow.

MAKE CHECK PAYABLE TO: Printing Components, Inc.

Executed this _____ day of ___________________, 2007.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

PRINTING COMPONENTS, INC.

By: ________________________________________

Title: ______________________________________